EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG










                                  BLUEFLY, INC.

                         QUANTUM INDUSTRIAL PARTNERS LDC

                          SFM DOMESTIC INVESTMENTS, LLC

                                       AND

           THE INVESTORS LISTED ON THE SIGNATURE PAGE ATTACHED HERETO

                            DATED AS OF JUNE 5, 2006

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                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1    Definitions........................................................1
SECTION 1.2    Definitions........................................................4
SECTION 1.3    Interpretation and Rules of Construction...........................5

                                   ARTICLE II
                         PURCHASE AND SALE OF THE SHARES

SECTION 2.1    Purchase and Sale of the Shares....................................6
SECTION 2.2    Closing............................................................6
SECTION 2.3    Deliveries.........................................................7
SECTION 2.4    Soros Payments.....................................................8

                                   ARTICLE III
            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

SECTION 3.1    Organization, etc..................................................8
SECTION 3.2    Authorization......................................................8
SECTION 3.3    Validity; Enforceability...........................................8
SECTION 3.4    Capitalization.....................................................9
SECTION 3.5    No Violation......................................................10
SECTION 3.6    Issuances of Shares...............................................10
SECTION 3.7    Absence of Certain Developments...................................10
SECTION 3.8    Commission Filings................................................11
SECTION 3.9    Financial Statements..............................................11
SECTION 3.10   Brokers...........................................................12
SECTION 3.11   Filings, Consents and Approvals...................................12
SECTION 3.12   Litigation........................................................12
SECTION 3.13   Compliance........................................................13
SECTION 3.14   Registration Rights...............................................13
SECTION 3.15   Listing and Maintenance Requirements..............................13
SECTION 3.16   Acknowledgment Regarding New Investors' Purchase of Shares........13
SECTION 3.17   Title to Properties...............................................14
SECTION 3.18   Intellectual Property.............................................14
SECTION 3.19   Environmental Matters.............................................14
SECTION 3.20   Employee Benefits.................................................15
SECTION 3.21   Taxes.............................................................16
SECTION 3.22   Licenses and Permits..............................................16
SECTION 3.23   Labor Relations...................................................16
SECTION 3.24   Inventory, Etc....................................................17
SECTION 3.25   Receivables.......................................................17
SECTION 3.26   Insurance.........................................................17
SECTION 3.27   Trade Relations...................................................17
SECTION 3.28   Affiliate Transactions............................................17
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SECTION 3.29   Investment Company................................................18
SECTION 3.30   Disclosure........................................................18

                                   ARTICLE IV
         REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SOROS PARTIES

SECTION 4.1    Organization, etc.................................................18
SECTION 4.2    Authority.........................................................18
SECTION 4.3    Validity; Enforceability..........................................18
SECTION 4.4    Soros Shares......................................................18
SECTION 4.5    Governmental Consents.............................................18
SECTION 4.6    No Violation......................................................19
SECTION 4.7    Brokers...........................................................19
SECTION 4.8    Short Sales and Confidentiality Prior To The Date Hereof..........19

                                    ARTICLE V
         REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE NEW INVESTORS

SECTION 5.1    Organization, etc.................................................19
SECTION 5.2    Authority.........................................................20
SECTION 5.3    Validity; Enforceability..........................................20
SECTION 5.4    Investment Representations........................................20
SECTION 5.5    Governmental Consents.............................................21
SECTION 5.6    No Violation......................................................21
SECTION 5.7    No Additional Representations.....................................21
SECTION 5.8    Brokers...........................................................21
SECTION 5.9    Short Sales and Confidentiality Prior To The Date Hereof..........22

                                   ARTICLE VI
                                   COVENANTS

SECTION 6.1    Registration Rights...............................................22
SECTION 6.2    Conduct of Business by the Company................................27
SECTION 6.3    Reporting Requirements Under the Exchange Act.....................27
SECTION 6.4    Conversion........................................................28
SECTION 6.5    Series D Notice...................................................28
SECTION 6.6    Use of Proceeds...................................................28
SECTION 6.7    Further Action....................................................28
SECTION 6.8    Access; Notification of Certain Matters...........................28
SECTION 6.9    D&O Insurance.....................................................29
SECTION 6.10   Directors.........................................................29
SECTION 6.11   Standstill........................................................29
SECTION 6.12   Right of First Refusal on Future Financings.......................30
SECTION 6.13   Removal of Legends................................................31

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

SECTION 7.1    Conditions to Obligations of the New Investor.....................32
SECTION 7.2    Conditions to Obligations of the Company and the Soros Parties....33
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                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1    Termination.......................................................34
SECTION 8.2    Effect of Termination.............................................35

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

SECTION 9.1    Survival..........................................................35
SECTION 9.2    Indemnification...................................................35
SECTION 9.3    Indemnification Procedure.........................................36

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1   Expenses..........................................................37
SECTION 10.2   Publicity.........................................................37
SECTION 10.3   Non-Public Information............................................37
SECTION 10.4   Sales and Confidentiality After The Date Hereof...................38
SECTION 10.5   Entire Agreement..................................................38
SECTION 10.6   Assignments; Parties in Interest..................................38
SECTION 10.7   Amendments........................................................39
SECTION 10.8   Descriptive Headings..............................................39
SECTION 10.9   Notices and Addresses.............................................39
SECTION 10.10  Severability......................................................40
SECTION 10.11  Governing Law; Choice of Forum....................................40
SECTION 10.12  Further Assurances................................................41
SECTION 10.13  Counterparts; Facsimile Signatures................................41
SECTION 10.14  Independent Nature of Investors' Obligations and Rights...........41
SECTION 10.15  Specific Performance..............................................42
SECTION 10.16  Adjustments in Share Numbers and Prices...........................42

                                    EXHIBITS

Exhibit A   Voting Agreement
Exhibit B   Matters to be Covered in Opinion of Dechert LLP
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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, dated as of June 5, 2006 (this "Agreement"), is entered into by and among Bluefly, Inc., a Delaware corporation (the "Company"), Quantum Industrial Partners LDC ("QIP"), SFM Domestic Investments, LLC ("SFM" and, together with QIP, the "Soros Parties") and the investors listed on the signature pages attached hereto (the "New Investors").

                                    RECITALS

     WHEREAS, the New Investors desire to purchase from the Company, and the Company desires to issue and sell to the New Investors, sixty million nine hundred seventy five thousand six hundred ten (60,975,610) shares of Common Stock (the "Shares"), on the terms and subject to the conditions contained herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the State of New York.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

     "Common Stock Equivalents" means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

     "Company Notes" means, collectively, the Company's Convertible Promissory Notes, dated July 16, 2003, in the aggregate principal amount of $1,936,564 payable to the order of QIP and

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$63,436 payable to the order of SFM and the Convertible Promissory Notes, dated
October 17, 2003, in the aggregate principal amount of $1,936,564 payable to the order of QIP and $63,436 payable to the order of SFM.

     "Company Options" means, collectively, the Common Stock options granted to employees, officers and directors of the Company under the Amended and Restated 1997 Stock Option Plan, the Company 2000 Stock Option Plan and the Company 2005 Stock Incentive Plan.

     "Company Warrants" means, collectively: (i) the warrants, exercisable to purchase 100,000 shares of Common Stock, dated March 31, 2001, executed by the Company in favor of the Soros Parties; (ii) the warrants, exercisable to purchase 60,000 shares of Common Stock, dated March 22, 2002, executed by the Company in favor of the Soros Parties; (iii) the warrants, exercisable to purchase 100,000 shares of Common Stock, dated March 22, 2002, executed by the Company in favor of the Soros Parties; (iv) the warrants, exercisable to purchase 296,644 shares of Common Stock, dated May 24, 2002, executed by the Company in favor of the Soros Parties; (v) the warrants, exercisable to purchase 25,000 shares of Common Stock, dated January 28, 2003, executed by the Company in favor of the Soros Parties; (vi) the warrants, exercisable to purchase 25,000 shares of Common Stock dated March 17, 2003, executed by the Company in favor of the Soros Parties; (vii) the warrants, exercisable to purchase 250,000 shares of Common Stock, dated December 22, 2003, executed by the Company in favor of one of the Company's suppliers; (viii) the warrants, exercisable to purchase 385,801 shares of Common Stock, dated January 12, 2004, executed by the Company in favor of Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Alpha Capital Aktiengesellscft, Gamma Opportunity Capital Partners, LP, Enable Growth Partners, LP, Genesis Microcap Inc., Barucha LLC and J.M. Hull Associates, L.P.; (ix) the warrants, exercisable to purchase 603,448 shares of Common Stock, dated June 24, 2005, executed by the Company in favor of PEF Advisors Ltd., Palisades Master Fund LP, JGB Capital L.P., Crescent International, Ltd., SRG Capital, LLC (which subsequently assigned a portion of its warrant to each of Truk Opportunity Fund, LP and Truk International Fund,
LP), Portside Growth and Opportunity Fund and Bristol Investment Fund; and (x) the warrants exercisable to purchase 100,000 shares of Common Stock, dated February 8, 2006, executed by the Company in favor of Genesis Select Corporation.

     "Conversion" means the conversion into shares of Common Stock of all outstanding shares of the Company of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, the Series F Convertible Preferred Stock held by the Soros Parties and their affiliates; provided, that, any accrued but unpaid dividends that are paid in cash at Closing pursuant to Section 2.4 shall not be taken into account for purposes of the conversion.

     "Effective Date" means the date that the Registration Statement filed pursuant to Section 6(a) is first declared effective by the Commission.

     "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, Law, equity or otherwise,

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except for any restrictions on transfer generally arising under any applicable
United States federal or state securities law.

     "Environmental Laws" means federal, state and local Laws, principles of common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

     "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Knowledge of the Company" and "the Company's Knowledge" means the knowledge, after due inquiry, of the executive officers of the Company.

     "Law" means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

     "Lenders Consent" means the waiver and consent of Wells Fargo Retail Finance, LLC ("Wells Fargo") with respect to the transactions contemplated hereby, including, the payment of the Company Notes and the payment of dividends on preferred stock of the Company, in form and substance satisfactory to the New Investors, under the Loan and Security Agreement, dated as of July 26, 2005 (the "Loan Agreement").

     "Lenders Liens" means the Encumbrances granted to Wells Fargo in connection with the Loan Agreement, and Encumbrances granted to the Soros Parties in connection with their issuance of a letter of credit as additional collateral under the Loan Agreement.

     "Licenses" means any certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Authorities.

     "Material Adverse Effect" means any (i) circumstance, change in or effect on the Company that, individually or in the aggregate with all other circumstances, changes in or effects on the Company, is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), results of operations or the condition (financial or otherwise) of the Company; provided that any adverse change in the stock price of the Company as quoted on the Nasdaq Capital Market shall not, in and of itself, be deemed a Material Adverse

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Effect or (ii) material and adverse effect on the legality, validity or enforceability of any Transaction Document.

     "Maverick Parties" means, collectively, Maverick Fund USA, Ltd., Maverick Fund, L.D.C. and Maverick Fund II, Ltd.

     "Modified Share Cap" means the Share Cap, but without the 30% limitation in clauses (x)(i) and (y)(i) therein, and, in the case of the Soros Parties, an amount up to 15% of the outstanding shares of Common Stock of the Company on the Closing Date.

     "Prentice Parties" means Prentice Capital Management, L.P. and its affiliated entities.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Share Cap" means, (x) in the case of the Maverick Parties, that number of shares of Common Stock that, when added to the number of shares of Common Stock beneficially owned by the Maverick Parties, would result in the Maverick Parties beneficially owning the lesser of (i) 30% or more of the total outstanding shares of Common Stock of the Company on the date of such purchase or (ii) one share of Common Stock less than the number of shares of Common Stock as is beneficially owned by the Soros Parties on the date of such purchase, and, (y) in the case of the Prentice Parties, that number of shares of Common Stock that, when added to the number of shares of Common Stock beneficially owned by the Prentice Parties, would result in the Prentice Parties beneficially owning the lesser of (i) 30% or more of the total outstanding shares of Common Stock of the Company on the date of such purchase or (ii) one share of Common Stock less than the number of shares of Common Stock as is beneficially owned by the Soros Parties on the date of such purchase. For purposes of any determination of a Share Cap, the Company shall provide a calculation of the Share Cap upon request by the Maverick Parties or the Prentice Parties.

     "Subsidiary" means, with respect to any Person, a corporation or other entity of which more than 50% of the voting power of the outstanding voting equity securities or more than 50% of the outstanding economic equity interests are held, directly or indirectly, by such Person.

     "Voting Agreement" means an agreement in the form of Exhibit A among the Company, the Soros Parties and the New Investors.

          SECTION 1.2 Definitions. The following terms have the meanings set forth in the Sections set forth below:

            Definition                                            Location
            --------------------------------------------------    --------
            "Action"..........................................    3.12
            "Affiliate Transactions"..........................    3.28
            "Agreement".......................................    Preamble
            "Allen"...........................................    3.10
            "Benefit Plans"...................................    3.20(a)
            "Blackout Period".................................    6.1(c)
            "Closing".........................................    2.2
            "Closing Date"....................................    2.2

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            "Company".........................................    Preamble
            "Company Underwriter".............................    6.1(f)
            "Commission"......................................    3.8
            "Commission Filings"..............................    3.8
            "Disposition".....................................    10.4(a)
            "DTC".............................................    6.1(g)
            "Effectiveness Period"............................    6.1(a)
            "ERISA"...........................................    3.20(a)
            "Event"...........................................    6.1(h)
            "Event Date"......................................    6.1(a)
            "Filing Deadline".................................    3.20(a)
            "Indemnified Party"...............................    9.2(a)
            "Indemnifying Party"..............................    9.2(a)
            "Intellectual Property"...........................    3.18
            "Loss"............................................    9.2(a)
            "New Investors"...................................    Preamble
            "New Investor's Subscription Amount"..............    6.1(h)
            "Participating Investors".........................    6.12
            "Per Share Price".................................    2.1
            "Potential Material Event"........................    6.1(c)
            "Pre-Notice"......................................    6.12
            "Pro Rata Portion"................................    6.12
            "Purchase Price"..................................    2.1
            "QIP".............................................    Preamble
            "Registrable Securities"..........................    6.1(a)
            "Registration Statement"..........................    6.1(a)
            "Requesting Holders"..............................    6.1(f)
            "Required Effectiveness Deadline".................    6.1(a)
            "Rule 144"........................................    6.1(a)
            "SFM".............................................    Preamble
            "Series D Notice".................................    6.5
            "Shares"..........................................    Recitals
            "Soros Parties"...................................    Preamble
            "Soros Shares"....................................    4.4
            "Subsequent Financing"............................    6.12
            "Subsequent Financing Notice".....................    P6.12
            "Tax".............................................    3.21
            "Third Party Claims"..............................    9.3
            "Transaction Documents"...........................    3.12
            "Transaction Expenses"............................    10.1

          SECTION 1.3 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

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            i.      when a reference is made in this Agreement to an Article,
     Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

            ii. whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

            iii. the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

            iv. all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

            v. the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

            vi. any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

            vii. references to a Person are also to its successors and permitted assigns; and

            viii. the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                   ARTICLE II
                         PURCHASE AND SALE OF THE SHARES

          SECTION 2.1 Purchase and Sale of the Shares. Subject to the terms and conditions hereof, on the Closing Date (as defined below), the Company hereby agrees to issue and sell to the New Investors, and each New Investor hereby agrees to purchase from the Company: the number of shares of Common Stock set forth opposite such New Investor's name in Schedule 1, which number of shares shall be reduced pro rata to the extent holders of the Series D Convertible Preferred Stock exercise preemptive rights between the date hereof and the Closing Date, for a purchase price of $0.82 per share (the "Per Share Price"), resulting in an aggregate purchase price for all Shares sold pursuant to the terms hereof, including to any holders of the Series D Convertible Preferred Stock pursuant to their exercise of preemptive rights, of fifty million dollars ($50,000,000) (the "Purchase Price").

          SECTION 2.2. Closing. Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, NY 10112, at 10:00 A.M., Eastern Standard Time on the later of (a) June 15, 2006 or (b) two Business Days following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VII (other than those conditions that by their nature are to be fulfilled at

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Closing), or at such other place or at such other time or such other date as the parties shall mutually agree upon in writing (the date on which the Closing takes place being the "Closing Date").

          SECTION 2.3. Deliveries.

            (a) On the Closing Date, the Company shall deliver or cause to be delivered the following:

            i. to each New Investor, a certificate evidencing a number of shares of Common Stock purchased by such New Investor from the Company, registered in the name of such New Investor;

            ii. to each New Investor and Soros Parties, duly executed counterparts of the Voting Agreement; and

            iii. to each New Investor, the certificates, opinions and other documents required to be delivered pursuant to Section 7.1 and any other certificates or documents reasonably requested by such New Investor.

            (b) On the Closing Date, each Soros Party shall deliver or cause to be delivered the following:

            i. to each New Investor, duly executed counterparts of the Voting Agreement;

            ii. to each New Investor, the certificates and other documents required to be delivered by such Soros Party pursuant to Section 7.1;

            iii.    to the Company, the original Company Notes stamped
     "Cancelled";

            iv. to the Company, a payoff letter, in form and substance reasonably acceptable to the Company, evidencing the payment in full and cancellation of each of the Company Notes; and

            v. to the Company, a waiver of preemptive rights under the Series A, B, C , D and E Convertible Preferred Stock which the Soros Parties would otherwise have had in connection with the issuance of the Shares.

            (c) On the Closing Date, each New Investor shall deliver or cause to be delivered, the following:

            i. the purchase price for such New Investor's shares, which shall be delivered by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to such New Investor not later than three (3) Business Days prior to the Closing Date and which shall be held in escrow pending the Closing (to the extent this Agreement is terminated, the Company shall immediately return such funds to the New Investors);

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            ii.     to the Company and the Soros Parties, duly executed
     counterparts of the Voting Agreement; and

            iii. the certificates and other documents required to be delivered pursuant to Section 7.2 and any other certificates or documents reasonably requested by the Company or the Soros Parties.

          SECTION 2.4 Soros Payments. On the Closing Date, the Company shall pay to the Soros Parties by wire transfer of immediately available funds in accordance with instructions provided by the Soros Parties, (i) all outstanding obligations under the Company Notes, including all accrued but unpaid interest to the Closing Date (which accrued and unpaid interest amount was $1,462,873 as of May 31, 2006), and (ii) all accrued but unpaid dividends to the Closing Date on the Series A, B, C, D, E and F Convertible Preferred Stock held by the Soros Parties (which amount was $19,915,006 as of May 31, 2006); provided that, to the extent that the aggregate amounts payable under clauses (i) and (ii) would otherwise exceed 50% of the sum of the Purchase Price and the amount, if any, received by the Company upon exercise of the preemptive rights referred to in
Section 2.1, then the Company shall elect to pay a portion of the accrued dividends on the Series D Convertible Preferred Stock equal to the amount of such excess pursuant to the terms thereof in Common Stock, instead of electing to pay such amounts in cash.

                                  ARTICLE III
            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

     The Company represents and warrants to, and agrees with, the New Investors as follows:

          SECTION 3.1 Organization, etc. The Company has been duly organized, and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have Material Adverse Effect. The Company has the requisite corporate power and authority to own, lease and operate its properties and to conduct its businesses as presently conducted. The Company has no Subsidiaries.

          SECTION 3.2 Authorization. The Company has the requisite corporate power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and the other Transaction Documents and to consummate the Conversion and the other transactions contemplated hereby and thereby.

          SECTION 3.3 Validity; Enforceability. This Agreement and the other Transaction Documents to which the Company is a party have been duly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

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          SECTION 3.4 Capitalization.

            (a) As of the date hereof, the authorized capital stock of the Company consists of a total of 177,000,000 shares, divided into 152,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, $0.01 par value per share. The authorized preferred stock consists of 500,000 shares of Series A Convertible Preferred Stock, 9,000,000 shares of Series B Convertible Preferred Stock, 3,500 shares of Series C Convertible Preferred Stock, 7,150 shares of Series D Convertible Preferred Stock, 1,000 shares of Series E Convertible Preferred Stock and 7,000 shares of Series F Convertible Preferred Stock. As of the date hereof, (i) 460,000 shares of Series A Convertible Preferred Stock, 8,889,414 shares of Series B Convertible Preferred Stock, 1,000 shares of Series C Convertible Preferred Stock, 5,386.745 shares of Series D Convertible Preferred Stock, 1,000 shares of Series E Convertible Preferred Stock and 3,857.143 shares of Series F Convertible Preferred Stock and 21,426,154 shares of Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Common Stock are held in the treasury of the Company, (iii) 1,945,893 shares of Common Stock are reserved for future issuance pursuant to the Company Warrants, (iv) 8,107,025 shares of Common Stock are reserved for future issuance pursuant to the Company Options and (v) no shares of Common Stock are reserved for further issuance pursuant to the Company Notes. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Schedule 3.4(a) sets forth the true and correct amounts as of the date hereof of all accrued and unpaid dividends, the conversion price and/or exercise price, as applicable, of the Series A, B, C, D, E and F Convertible Preferred Stock, the Company Options, the Company Warrants and the Company Notes. Except as set forth on Schedule 3.4(a) hereto, there are no outstanding options, warrants or other equity securities that are convertible into, or exercisable for, shares of the Company's capital stock and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person and there are no voting or other agreements with respect to the Company's capital stock.

            (b) As of the Closing Date, after giving effect to the Conversion and the other transactions contemplated hereby, but excluding any shares of Common Stock issued upon exercise of any Company Options or Company Warrants (assuming that there has not been any conversion of Series F Convertible Preferred Stock held by stockholders other than the Soros Parties between the date hereof and the Closing Date and assuming that all accrued dividends on the Series D Convertible Preferred Stock are paid in cash (although certain of such dividends will be paid in Common Stock) on the Closing Date), between the date hereof and the Closing Date, the only outstanding capital stock of the Company will be 857.143 shares of Series F Convertible Preferred Stock and 127,081,364 shares of Common Stock all of which will be duly authorized, validly issued, fully paid and nonassessable. Other than the Series F Preferred Stock antidilution adjustments, the issuance of Common Stock pursuant to the Conversion and the other transactions contemplated hereby will not require any adjustments pursuant to antidilution or similar provisions of the articles of incorporation, by-laws, certificates of designation, similar organizational documents of the Company or the Company Warrants.

          SECTION 3.5 No Violation. The execution and delivery of this Agreement, the other Transaction Documents, the consummation of the Conversion and the other transactions contemplated hereby will not (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company, (ii) result in a default or breach of, or, except as set forth in Section 3.11, require any consent, approval, authorization or permit of, or filing or notification to, any person, company or entity (including, without limitation, any stockholder or holder of the Company's equity or debt securities) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound; or (iii) violate any material Law or Governmental Order applicable to the Company; except, in the case of clause (ii) above, any such event that could not reasonably be expected to have a Material Adverse Effect or materially impair the transactions contemplated hereby. The Company is in compliance, in all material respects, with the listing requirements of the Nasdaq Capital Market. No material default or breach by the Company exists under any material agreement of the Company, other than any such default or breach that could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.6 Issuances of Shares. The Shares, upon payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Encumbrances, and shall not be subject to preemptive or similar rights of stockholders. The shares of the Common Stock to be issued to the Soros Parties and their affiliates, upon conversion of the preferred stock of the Company in accordance with their terms, will be validly issued, fully paid and non-assessable. The offering, issuance, sale and delivery of the Shares as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act, are being made in compliance with all applicable federal and (except for any violation or non-compliance that could not reasonably be expected to have a Material Adverse Effect) state Laws and regulations concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 3.6, the Company is relying on the representations and warranties made by the New Investors in Section 5.4. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, at any time within the past six months made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq Capital Market or the Boston Stock Exchange.

          SECTION 3.7 Absence of Certain Developments. Since March 31, 2006, other than as contemplated by this Agreement, there has not been any: (i) Material Adverse Effect; (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any capital stock of the Company; (iii) waiver of any valuable right of the Company or cancellation of any material debt or claim held by the

Company; (iv) material loss, destruction or damage to any property or asset of the Company, whether or not insured; (v) acquisition or disposition of any material assets (or any contract or arrangement therefor) or any other material transaction by the Company otherwise than for fair value in the ordinary course of business consistent with past practice; (vi) any material change in the depreciation or amortization policies or rates adopted by it, in either case, except as may be required by Law or applicable accounting standards; (vii) loss of any material supplier which could reasonably be expected to result in a Material Adverse Effect; or (viii) other agreement or understanding, whether in writing or otherwise, for the Company to take any action of the type specified in clauses (i) through (vii).

          SECTION 3.8 Commission Filings. The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "Commission") since January 1, 2003, including, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 2003, 2004 and 2005, respectively, (ii) its Quarterly Reports on Form 10-Q for the period ended March 31, 2006, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) and (iv) all other forms, reports and other registration statements filed by the Company with the Commission since January 1, 2003 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being, collectively, the "Commission Filings"). The Commission Filings (i) were prepared, in all material respects, in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 3.9 Financial Statements.

            (a) The audited financial statements and unaudited interim financial statements of the Company included or incorporated by reference in Commission Filings have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

            (b) The Company has complied, in all material respects, with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and the Company's principal financial officer or persons performing similar functions. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

            (c) The Company has no liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities to the extent disclosed or provided for in the financial statements of the Company or set forth in the notes thereto or disclosed in the Commission Filings, or (ii) liabilities incurred in the ordinary course of business since the date of the financial statements disclosed in the Commission Filings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 3.10 Brokers. Except for Allen & Company LLC ("Allen"), neither the Company, nor any of its officers, directors or employees, has employed any broker or finder, or (except for the finders fee due to Allen from the Company and the Soros Parties, for which the Company and the Soros Parties will be solely responsible) incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby. The Company has made available to the New Investors, a true and correct copy of its agreement with Allen.

          SECTION 3.11 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority, stockholder or other Person in connection with the execution and delivery of the Transaction Documents and performance by the Company of its obligations thereunder, other than (i) filings required pursuant to Section 10.2, (ii) the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to the Nasdaq Stock Market and the Boston Stock Exchange for the issuance and sale of the Shares and the Conversion, (iv) the Lenders Consent and (v) any such consent, waiver, notice, filing, or registration of which failure to obtain could not reasonably be expected to result in a Material Adverse Effect. No approval of the shareholders of the Company is required under the rules of the Nasdaq Stock Market or the Boston Stock Exchange for the issuance of the Shares and the consummation of the transactions contemplated by the Transaction Documents.

          SECTION 3.12 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any of its properties before or by any Governmental Authority (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, the Voting Agreement and the other documents delivered in connection herewith (collectively, the "Transaction Documents") or the Shares or
(ii) could reasonably be expected to result in a Material Adverse Effect. None of the Company, or, to the Company's Knowledge, any director or officer thereof, acting in their capacity as such, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company, acting in their capacity as such. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

          SECTION 3.13 Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a pending claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any Governmental Authority, or (iii) is not in violation of any Law, including without limitation all Laws applicable to its business except in each case as would not have a Material Adverse Effect.

          SECTION 3.14 Registration Rights. Other than the Soros Parties, the selling stockholders listed on the Company's currently effective registration statements on Form S-3, each investor listed on Schedule 3.14 and each of the New Investors, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. Except as set forth on Schedule 3.14, no Person's right to cause the Company to effect the registration under the Securities Act of any securities of the Company will have any priority over the rights granted to the New Investors pursuant to
Section 6.1.

          SECTION 3.15 Listing and Maintenance Requirements. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements in all material respects, other than maintenance requirements relating to minimum share price.

          SECTION 3.16 Acknowledgment Regarding New Investors' Purchase of Shares. The Company acknowledges and agrees that each of the New Investors is acting solely in the capacity of an arm's length investor with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no New Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any New Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the New Investors' purchase of the Shares. The Company further represents to each New Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

          SECTION 3.17 Title to Properties. The Company has sufficient title to all material properties (real and personal) owned by the Company that are necessary for the conduct of the business of the Company as described in the Commission Filings filed with the Commission prior to the date of this Agreement and as currently conducted, free and clear of any Encumbrance (other than the Lenders Liens) that may materially interfere with the conduct of its business, and all material properties held under lease by the Company are held under valid, subsisting and enforceable leases.

          SECTION 3.18 Intellectual Property. The Company owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems, processes or procedures) (collectively, "Intellectual Property") necessary for its business as presently conducted without any material conflict or infringement of rights of others. Other than those contracts, agreements, and instruments filed as exhibits to the Commission Filings, there are no material outstanding options, licenses, or agreements of any kind relating to the Intellectual Property nor is the Company bound by or a party to any material options, licenses, or agreements of any kind with respect to the intellectual property of any other person or entity. To the Knowledge of the Company, the Company has not materially infringed upon or otherwise violated the intellectual property rights of any third party. The Company has not received any currently pending claim, charge, demand, notice or other communication alleging that the Company has violated or, by conducting its business as proposed, would violate any intellectual property rights of any other person or entity, other than claims, charges, demands, notices or other communications that could not reasonably be expected to have a Material Adverse Effect. The Company is unaware of any facts that would form a reasonable basis for an action or claim by others alleging a material infringement by the Company of Intellectual Property of others. All of the Company's Intellectual Property is owned or licensed by the Company, free and clear of all Encumbrances (other than the Lenders Liens) and (to the extent owned) is held in the Company's name. None of the execution or delivery of any Transaction Documents, or the carrying on of the Company's business by the employees of the Company, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument related to the Company's Intellectual Property or related Intellectual Property, except any such event that could not reasonably be expected to have a Material Adverse Effect. The Company has taken all action reasonably necessary and desirable to maintain and protect each material item of Intellectual Property owned by the Company. Each employee and officer of the Company has executed an agreement regarding inventions and confidentiality substantially in the form or forms delivered to the New Investors. The Company does not have any patents or patent applications.

          SECTION 3.19 Environmental Matters. To the Company's Knowledge, the Company and its operations and properties are and have been in compliance in all material respects with all applicable Environmental Laws, and no material expenditures are or, to the Company's Knowledge, will be required in order to comply with any applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or to the Company's Knowledge, threatened against the Company pursuant to Environmental Laws which could reasonably be expected to result in a material fine, penalty or other obligation, cost or expense. There are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance by the Company with, or which have given rise to, or, to the Company's Knowledge, will give rise to, material liability to the Company under Environmental Laws.

          SECTION 3.20 Employee Benefits.

            (a) Except for the plans described in the Commission Filings and those listed in Schedule 3.20(a) (the "Benefit Plans"), there are no employee benefit plans or arrangements of any type (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA")) under which the Company has or in the future could have directly, or indirectly through a Commonly Controlled Entity (within the meaning of Sections 414(b), (c), (m) and
(o)) of the Code), any material liability with respect to any current or former employee of the Company or any Commonly Controlled Entity. No such Benefit Plan is a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)) or subject to Title IV of ERISA and, the Company has never contributed to, or had any obligation to contribute to, any such multiemployer plan or any plan subject to Title IV of ERISA.

            (b) With respect to each Benefit Plan: (i) such Benefit Plan has been maintained and administered at all times in material compliance with its terms and applicable Law and regulation; (ii) no event has occurred and to the Knowledge of the Company, there exists no circumstance under which the Company could directly, or indirectly through a Commonly Controlled Entity, incur any material liability under ERISA, the Code or otherwise; (iii) there are no actions, suits or claims pending or, to the Knowledge of the Company, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan with respect to which suits management of the Company reasonably believes the Company could incur any material liability; (iv) all contributions and premiums due and owing to any Benefit Plan have been made or paid on a timely basis and no "accumulated funding deficiency," as defined in Code Section 412, has been incurred, whether or not waived; and (v) if such Benefit Plan is intended to be qualified under Section 401(a) of the Code, such Benefit Plan has been determined to be so qualified and each trust created under such Benefit Plan has been determined to be exempt from tax under Section 501(a) of the Code and to the Knowledge of the Company, no event has occurred since the date of such determinations, including effective changes in laws or regulations or modifications to the Benefit Plans, that would adversely affect such qualification or tax exempt status.

            (c) The Company has no Postretirement Benefit Obligation (as defined in Statement of Financial Accounting Standards No. 106) in respect of post-retirement health and medical benefits for current and former employees of the Company. Subject to its obligations under COBRA, no condition exists that would prevent the Company from amending or terminating any plan providing health or medical benefits in respect of current or former employees of the Company.

            (d) Except as set forth on Schedule 3.20(d), no employee or former employee of the Company will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award, stock option or restricted security) as a result of the transactions contemplated hereby.

            (e) All persons classified by the Company as independent contractors satisfy the requirements of applicable law to be so classified and the Company has no obligation to provide benefits to any such person under any Benefit Plan.

          SECTION 3.21 Taxes. The Company has filed or caused to be filed, or has properly filed extensions for, all material Tax returns that are required to be filed and has paid or caused to be paid all Taxes as shown on said returns and on all material assessments received by it to the extent that such Taxes have become due, except Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with GAAP, have been set aside. The Company has paid or caused to be paid, or has established reserves that it reasonably believes to be adequate in all material respects, for all Tax liabilities applicable to the Company for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). The Company's United States Federal income tax returns have been examined and closed through tax year 2004. For purposes of this Section 3.21, "Tax" or "Taxes" means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

          SECTION 3.22 Licenses and Permits. The Company has such Licenses as are necessary to own, lease or operate its properties and to conduct its business in the manner described in the Commission Filings and as currently owned or leased and conducted and all such Licenses are valid and in full force and effect except such Licenses that the failure to have or to be in full force and effect individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect. The Company has not received any written notice that any violations are being or have been alleged in respect of any such License and no proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke or limit any such License the effect of which would reasonably be expected to have a Material Adverse Effect. The Company is in compliance with its obligations under such Licenses, with such exceptions as individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, suspension, limitation or termination of such Licenses, except such events as have not had, or would not reasonably be expected to have, a Material Adverse Effect.

          SECTION 3.23 Labor Relations. The Company is not engaged in any material unfair labor practice. No grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Knowledge of the Company, threatened against the Company. No strike, material labor dispute, slowdown or stoppage has occurred within the past 36 months or is pending or, to the Knowledge of the Company, threatened against the Company. The Company is not a party to any collective bargaining agreement or contract. No union organizing activities are taking place that affect the employees of the Company.

          SECTION 3.24 Inventory, Etc. The inventory of the Company is recorded in the financial statements of the Company in accordance with GAAP and consistent with past practice. The Company has in place reasonable procedures to ensure that it does not purchase counterfeit articles and, to the Knowledge of the Company, the inventory does not contain any counterfeit articles. The Company has good and valid title to all of the inventory and other personal property reflected on the March 31, 2006 unaudited financial statements as being owned by it (other than inventory and other property that has been subsequently sold or otherwise disposed of in the ordinary course of business). The Company has no knowledge of any existing fact or circumstance which would be reasonably likely to have a Material Adverse Effect on the supply of materials available to the Company.

          SECTION 3.25 Receivables. Except as set forth on Schedule 3.25, all accounts and notes receivable reflected on the March 31, 2006 unaudited financial statements, and all accounts and notes receivable arising subsequent to the March 31, 2006 unaudited financial statements, (i) have arisen in the ordinary course of business of the Company and (ii) subject only to a reserve for bad debts and normal returns, credits, adjustments and warranty coverage, in each case reflected in the March 31, 2006 unaudited financial statements in accordance with GAAP and consistent with past practice, have been collected or, subject to the occurrence of unforeseen events occurring after the date hereof, are collectible in the ordinary course of business of the Company in the aggregate recorded amounts thereof in accordance with their terms.

          SECTION 3.26 Insurance. The Company has in full force and effect (i) general liability, (ii) directors and officers, and (iii) media insurance policies, in each case, with financially sound and responsible insurance companies, with extended coverage, in amounts previously disclosed to the New Investors.

          SECTION 3.27 Trade Relations. There exists no actual or, to the Company's Knowledge, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company with any supplier the loss of which would have a Material Adverse Effect, and, to the Company's Knowledge, there exists no present condition or state of fact or circumstances that would materially adversely affect the condition of the Company or, to the Company's Knowledge, prevent the Company from conducting its business after the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents, in substantially the same manner in which such business has heretofore been conducted and described in the Commission Filings.

          SECTION 3.28 Affiliate Transactions. The Commission Filings disclose all contracts, agreements, rights and liabilities between or among a Soros Party or an affiliate of a Soros Party (other than the Company), on the one hand, and the Company and its officers, directors and consultants, on the other hand (collectively, the "Affiliate Transactions"). Except as described in the Commission Filings, the Company has not entered into or is subject to any Affiliate Transaction.

          SECTION 3.29 Investment Company. Neither the Company nor any Person controlling the Company is, and no such Person after giving effect to the transactions contemplated hereby will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 3.30. Disclosure. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions.

                                   ARTICLE IV
         REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SOROS PARTIES

     Each Soros Party represents and warrants to, and agrees with, the Company and each New Investor, severally but not jointly, as follows:

          SECTION 4.1 Organization, etc. Such Soros Party has been duly formed and is validly existing and in good standing under the Laws of its jurisdiction of organization. Such Soros Party has the requisite organizational power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement, the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.

          SECTION 4.2 Authority. The execution, delivery and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby have been duly authorized by all necessary organizational or other action on the part of such Soros Party.

          SECTION 4.3 Validity; Enforceability. This Agreement has been duly executed and delivered by such Soros Party, and constitutes the legal, valid and binding obligation of such Soros Party, enforceable against such Soros Party in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

          SECTION 4.4 Soros Shares. As of the date hereof, the Soros Parties own free and clear of all liens and Encumbrances 5,460,077 shares of Common Stock, 460,000 shares of Series A Convertible Preferred Stock, 8,889,414 shares of Series B Convertible Preferred Stock, 1,000 shares of Series C Convertible Preferred Stock, 4,821.09 shares of Series D Convertible Preferred Stock, 1,000 shares of Series E Convertible Preferred Stock, 3,000 shares of Series F Convertible Preferred Stock (collectively, the "Soros Shares") and the Company Warrants issued in favor of the Soros Parties as described in the definition of the term "Company Warrants".

          SECTION 4.5 Governmental Consents. The execution and delivery by such Soros Party of this Agreement and the performance by such Soros Party of the transactions contemplated hereby, do not and will not require such Soros Party to effectuate or obtain any registration with, consent or approval of, or notice to any federal state or other Governmental Authority or regulatory body, except for (to the extent applicable) the filing with the Commission of a Schedule 13D, Form 3 and/or Form 4 under the Exchange Act.

          SECTION 4.6 No Violation. The execution and delivery of this Agreement, the other Transaction Documents, the performance by such Soros Party of the transactions contemplated hereby and thereby and the Conversion, will not
(i) conflict with or result in a breach of any provision of the articles of incorporation, by-laws or similar organizational documents of such Soros Party, or (ii) violate any Law or Governmental Order applicable to such Soros Party, except any such violation that could not reasonably be expected to materially impair the transactions contemplated by this Agreement, the other Transaction Documents and the Conversion or have a material adverse effect on such Soros Party.

          SECTION 4.7 Brokers. Except as described in Section 3.10, neither such Soros Party, nor any of its officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

          SECTION 4.8 Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Soros Party has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Soros Party, executed any Disposition (as defined in Section 10.4) during the period commencing from the time that such Soros Party first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof. Notwithstanding the foregoing, in the case of a Soros Party that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Soros Party's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Soros Party's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement and the representatives and advisors of the Soros Parties, such Soros Party has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

                                    ARTICLE V
         REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE NEW INVESTORS

     Each New Investor represents and warrants to, and agrees with, the Company severally but not jointly, as follows:

          SECTION 5.1 Organization, etc. Such New Investor has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization. Such New Investor has the requisite organizational power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement, the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.

          SECTION 5.2 Authority. The execution, delivery and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby have been duly authorized by all necessary organizational or other action on the part of such New Investor.

          SECTION 5.3 Validity; Enforceability. This Agreement has been duly executed and delivered by such New Investor, and constitutes the legal, valid and binding obligation of such New Investor, enforceable against such New Investor in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

          SECTION 5.4 Investment Representations.

            (a) Such New Investor acknowledges that the offer and sale of the Shares to such New Investor have not been registered under the Securities Act, or the securities laws of any state or regulatory body and are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available. The Shares, will be imprinted with a legend in substantially the following form:

            "THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

            (b) Such New Investor is acquiring the Shares for investment and not with a view to the resale or distribution thereof and is acquiring such Shares for its own account, without prejudice, however, to such New Investor's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such New Investor is purchasing the Shares in the ordinary course of business and, as of the date hereof, has no agreements or understandings, directly or indirectly, with any person to distribute the Shares.

            (c) Such New Investor is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act), is sophisticated in financial matters and is familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such New Investor has had the opportunity to investigate on its own, or together with its advisors, the Company's business, management and financial affairs and has had the opportunity to review the Company's operations and facilities and to ask questions and obtain whatever other information concerning the Company as such New Investor has deemed relevant in making its investment decision. Neither such inquiries nor any other investigation conducted by or on behalf of such New Investor or its representatives or counsel shall modify, amend or affect such New Investor's right to rely on the truth, accuracy and completeness of the Company's and the Soros Party's representations and warranties contained in the Transaction Documents.

            (d) Such New Investor is in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. To such New Investor's knowledge, neither it, nor any of its principal owners, partners, members, directors or officers is included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or (iii) any other watch list issued by any Governmental Authority, including the Commission.

            (e) Such New Investor has adequate funds immediately available to satisfy all of its obligations hereunder.

          SECTION 5.5 Governmental Consents. The execution and delivery by such New Investor of this Agreement and the performance by such New Investor of the transactions contemplated hereby, do not and will not require such New Investor to effectuate or obtain any registration with, consent or approval of, or notice to any federal state or other Governmental Authority or regulatory body, except for (to the extent applicable) the filing with the Commission of a Schedule 13D and/or Schedule 13G and/or Form 3 under the Exchange Act with respect to the acquisition by such New Investor of the Shares.

          SECTION 5.6 No Violation. The execution and delivery of this Agreement and the performance by such New Investor of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any provision of the articles of incorporation, by-laws or similar organizational documents of such New Investor or (ii) violate any Law or Governmental Order applicable to such New Investor, except any such violation that could not reasonably be expected to materially impair the transactions contemplated hereby or have a material adverse effect on such New Investor.

          SECTION 5.7 No Additional Representations. No representations or warranties have been made to any New Investor by the Company or any director, officer, employee, agent or affiliate of the Company, other than the representations and warranties of the Company set forth herein, and the decision of each New Investor to purchase the Shares is based on information contained herein, in the Commission Filings and such New Investor's own independent investigation of the Company.

          SECTION 5.8 Brokers. Neither such New Investor, nor any of its officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

          SECTION 5.9 Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such New Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such New Investor, executed any Disposition during the period commencing from the time that such New Investor first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof . Notwithstanding the foregoing, in the case of a New Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such New Investor's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such New Investor's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement, and the representatives and advisors of the New Investors, such New Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

                                   ARTICLE VI
                                    COVENANTS

          SECTION 6.1 Registration Rights.

            (a) The Company shall use its commercially reasonable best efforts to: (i) prepare and file with the Commission a registration statement under the Securities Act (as the same may be amended or supplemented from time to time, the "Registration Statement") with respect to the offer and sale of the Shares (together with any securities hereafter issued upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares, the "Registrable Securities") within one hundred twenty (120) days of the Closing Date (the one hundred twentieth (120th) day following the Closing Date being referred to herein as the "Filing Deadline"); and (ii) cause the Registration Statement to be declared effective by the Commission, subject to receipt of necessary information from the New Investors, within one hundred and eighty (180) days of the Closing Date (the one hundred and eightieth (180th) day following the Closing Date being referred to herein as the "Required Effectiveness Deadline"). The Company shall not file any registration statement under the Securities Act (other than a registration statement on Form S-8 relating to Common Stock underlying stock options or restricted stock/units or a registration statement on Form S-4 relating to securities issued in connection with a merger or acquisition) prior to the Effective Date. The Company shall use commercially reasonable efforts to maintain the effectiveness of such Registration Statement until the earliest to occur (the "Effectiveness Period") of the following: (i) all of the Registrable Securities have been disposed of by the New Investors pursuant to the Registration Statement; or (ii) all of the Shares can be resold, without registration, pursuant to clause (k) of Rule 144, promulgated under the Securities Act, or any similar provisions to clause (k) of Rule 144 that may hereafter be in effect.

            (b) Each New Investor will promptly furnish to the Company in writing all information reasonably requested by the Company for use in connection with the preparation of the Registration Statement and obtaining the effectiveness thereof. Each New Investor, severally but not jointly, hereby represents and warrants that all such information furnished by it shall be true, accurate and complete. In addition, each New Investor covenants and agrees that it will comply with all applicable securities laws when trading the Company's Common Stock.

            (c) If at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the New Investors in writing of the existence of a Potential Material Event (as defined below), the New Investors shall not offer or sell any of the Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such New Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event (such period of time hereinafter referred to as a "Blackout Period"). As used herein, "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information. No Blackout Period shall exceed thirty (30) consecutive days, and there shall be no more than sixty (60) days (which need not be consecutive) during any twelve-month period in which a Blackout Period is in effect.

            (d) All registration and filing fees, fees and expenses of compliance with securities laws, printing expenses and all independent certified public accountants fees and expenses of counsel to the Company and other persons retained by the Company will be borne by the Company. The Company shall have no obligation to pay any fees or expenses of brokers, underwriters, or counsel or others retained by any New Investor (except as otherwise set forth in Section 10.1) in connection with the sale, or potential sale, of the Registrable Securities.

            (e) The Company agrees to indemnify, to the fullest extent permitted by Law, each New Investor and its officers, directors, partners, employees, advisors and agents against any and all Loss arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as the same are caused by or contained in any information furnished in writing by such New Investor pursuant to Section 6.1(b) or (ii) insofar as the same are caused by a failure by such New Investor, following written notification from the Company that an updated prospectus should be delivered, to deliver an updated prospectus that has been filed with the Commission and made available to such New Investor or its representatives on a timely basis for delivery to a purchaser. The indemnity by the Company of the New Investors pursuant to this
Section 6.1(e) shall survive the transfer of the Registrable Securities by the New

Investors. Each New Investor, severally, but not jointly, agrees to indemnify, to the fullest extent permitted by Law, the Company and its officers, directors, partners, employees, advisors and agents against any and all Loss arising out of or based upon any untrue, or alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (i) insofar as the same are caused by or contained in any information furnished in writing by such New Investor, following written notification from the Company that an updated prospectus should be delivered, pursuant to Section 6.1(b) or
(ii) insofar as the same are caused by a failure by such New Investor to deliver an updated prospectus that has been filed with the Commission and made available to such New Investor or its representatives on a timely basis for delivery to a purchaser. Any indemnity obligation arising under this Section 6.1 shall be governed by the provisions of Section 9.3. Notwithstanding the foregoing, the liability of each New Investor under this Section 6.1(e) shall not exceed the net proceeds received by it in connection with any sale of the Registrable Securities.

     If a claim for indemnification under the first paragraph of Section 6.1(e) is unavailable to any Person entitled to be indemnified pursuant thereto (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in the following paragraph, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Action to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.1(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.1(e), no New Investor (including any transferee of the registration rights) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such New Investor from the sale of the Registrable Securities subject to the Action exceeds the amount of any damages that such New Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (f) Piggy-Back Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an underwritten offering by the Company for its own account or for the account of a Stockholder of any class of security (other than a registration statement on Form S-4 or S-8 or any successor forms thereto), then the Company shall give written notice of such proposed filing to each of the holders of Registrable Securities, and such notice shall describe in detail the proposed registration and distribution and shall offer such holders the opportunity to register the number of Registrable Securities as each such holder may request. The Company shall, and shall use commercially reasonable efforts (within ten (10) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to, permit the holders of Registrable Securities who have requested in writing (within ten (10) days of the giving of the notice of the proposed filing by the Company) to participate in the registration for such offering (the "Requesting Holders") to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. In connection with any offering under this Section 6.1 involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If, in the opinion of the Company Underwriter, the registration of all, or part, of the Registrable Securities which the Requesting Holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Securities, if any, which the Company Underwriter believes may be sold without causing such adverse effect, and the amount of securities to be offered in the underwriting shall be allocated first, to the Company based on the number of shares it desires to sell in the underwritten offering for its own account; and thereafter pro rata among the stockholders of the Company based on the number of shares otherwise proposed to be included therein by the Stockholders. If the number of Registrable Securities to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Requesting Holders of Registrable Securities have requested to be included, then such Requesting Holders shall participate in the underwriting pro rata based upon their total ownership of the Registrable Securities and such other shares of Common Stock as are requested to be included by other holders of shares of Common Stock which have registration rights. If any Requesting Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other Requesting Holders pro rata based upon their total ownership of Registrable Securities and such other shares of Common Stock. The Soros Parties agree that to the extent this subparagraph (f) conflicts with any prior registration rights provision to which the Soros Parties are entitled regarding the allocation of shares among stockholders of the Company in the event of an underwriter's cutback, this subparagraph (f) shall govern.

            (g) The Company shall furnish to each New Investor such number of conformed copies of the Registration Statement and the prospectus included therein, in conformity with the requirements of the Securities Act, that such New Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities. In connection with any sale of Registrable Securities pursuant to the Registration Statement, in lieu of delivering physical certificates representing the Registrable Securities, if the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the applicable New Investor, so long as the certificates therefore are not required to bear a legend, the Company shall cause its transfer agent to electronically transmit the Registrable

Securities by crediting the account of such New Investor's prime broker with DTC through its Deposit Withdrawal Agent Commission system within three (3) business days of such request.

            (h) If: (i) the Registration Statement is not filed on or prior to the Filing Deadline, (ii) a Registration Statement is not declared effective by the Commission (or otherwise does not become effective) on or prior to the Required Effectiveness Deadline or (iii) after its Effective Date, such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company's failure to update the Registration Statement), but excluding the inability of any New Investor to sell the Registrable Securities covered thereby due to market conditions, to be effective and available to the New Investors as to all Registrable Securities to which it is required to cover at any time prior to the expiration of the Effectiveness Period for an aggregate of more than thirty (30) consecutive days or for more than an aggregate of sixty (60) days in any 12-month period (which need not be consecutive), (any such failure or breach being referred to as an "Event," and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such thirty (30) consecutive or sixty
(60) day period (as applicable) is exceeded, being referred to as "Event Date"), then in addition to any other rights available to the New Investors: (x) on such Event Date the Company shall pay to each New Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the product of
(A) the Per Share Price, and (B) the number of Shares held by such New Investor as of the Event Date that are Registrable Securities as of the Event Date (such product, the "New Investor's Subscription Amount") (which remedy shall not be exclusive of any other remedies available under this Agreement); and (y) on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each New Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the New Investor's Subscription Amount paid by such New Investor for Shares pursuant to this Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section 6.1(h) in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the New Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. Notwithstanding the foregoing, the maximum amount of payment to a New Investor associated with all Events in the aggregate shall equal 10.0% of the New Investor's Subscription Amount paid by such New Investor for Shares pursuant to the Purchase Agreement.

            (i) The rights of a New Investor under this Section 6.1 may be assigned (in whole or in part) by such New Investor to transferees or assignees of all or any portion of its Registrable Securities, but only if (i) the New Investor (or subsequent transferor) agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the

Company to be bound by all of the provisions contained in Section 6.1 hereof and
(iv) the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D and such transfer complies with the other restrictions governing the transfer of Shares set forth in this Agreement.

            (j) Before filing the Registration Statement and the prospectus included therein or any amendments or supplements thereto, the Company will furnish to the New Investors copies of all such documents in substantially the form proposed to be filed, to enable the New Investors to review such documents prior to the filing thereof, and the Company shall make such reasonable changes thereto as may be reasonably requested by the New Investors.

            (k) The Company shall promptly notify each New Investor and promptly confirm such notice in writing, if such notice was verbally given, (A) when the Registration Statement covering the Registrable Securities has become effective and when any post effective amendments thereto have become effective,
(B) of the receipt of any comments from the Commission with respect to any such document or a document incorporated by reference therein, (C) of any request by the Commission or any other federal or state securities authority for amendments or supplements to the Registration Statement or a prospectus or for additional information after the Registration Statement has become effective, (D) of the issuance or threatened issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Registration Statement, and (E) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period, which makes any statement made in the Registration Statement or the related prospectus or any document incorporated therein untrue in any material respect or which causes the Registration Statement or prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (l)     Upon the occurrence of any event contemplated by paragraph
(k)(E) above, prepare a supplement or post-effective amendment to the Registration Statement or the prospectus or any document incorporated therein or file any other required documents so that, as thereafter delivered to the purchasers of the Registrable Securities, such documents will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

          SECTION 6.2 Conduct of Business by the Company. The Company covenants and agrees that, prior to the Closing Date or earlier termination of this Agreement as provided, the Company shall act and carry on its business in the ordinary course of business consistent with past practice and use its reasonable commercial efforts to preserve intact its current material business organizations, keep available the services of its current officers and employees (except for terminations or departures of employees in the ordinary course of business) and preserve its material relationships with others having business dealings with it.

          SECTION 6.3 Reporting Requirements Under the Exchange Act. To the extent the Company remains subject to the reporting requirements under the Exchange Act, for a period of three (3) years from the Closing Date or until such time as each New Investor or Soros Party owns less than 10% of the outstanding Common Stock, whichever is longer, the Company shall use commercially reasonable efforts to timely file such information, documents and reports as it may be required to file under Section 13 or 15 of the Exchange Act; provided, however, that no such filing shall be made later than 30 days after its due date. The Company acknowledges and agrees that the purposes of the requirements contained in this
Section 6.3 are to enable the New Investors and the Soros Parties to comply with the current public information requirement contained in paragraph (c) of Rule 144, if applicable, should any such New Investor or Soros Party ever wish to dispose of any of the Shares without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision).

          SECTION 6.4 Conversion. The Soros Parties and the Company hereby covenant and agree to take or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable Laws and regulations to consummate the Conversion at the Closing and the repayment of the Company Notes and accrued dividends as provided in Section 2.4 at the Closing. The Soros Parties hereby waive any preemptive rights or other rights they many have as holders of the Soros Shares and the Company Warrants and any other preemptive rights the Soros Parties may have to participate in the purchase of Shares hereunder. The Company hereby represents to each of the Soros Parties that the shares of the Common Stock to be issued to the Soros Parties and their affiliates, upon conversion of the preferred stock of the Company in accordance with their terms, will be validly issued, fully paid and non-assessable, free and clear of all Encumbrances, and shall not be subject to preemptive or similar rights of stockholders.

          SECTION 6.5 Series D Notice. The Company shall, no later than the Business Day following the date hereof, send to the holders of Series D Convertible Preferred Stock the notices and take any other action required under the Certificate of Powers, Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company (the "Series D Notice").

          SECTION 6.6 Use of Proceeds. The Company shall use the proceeds of the sale of the Shares to the New Investors to make the payments at the Closing to the Soros Parties as set forth in Section 2.4. The Company shall use the remaining proceeds for general corporate purposes, including, if the Board of Directors of the Company determines to do so, the redemption of any or all of the outstanding shares of the Series F Convertible Preferred Stock.

          SECTION 6.7 Further Action. Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable consistent with applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

          SECTION 6.8 Access; Notification of Certain Matters.

            (a) Upon reasonable notice, the Company shall afford the New Investors, (i) between the date hereof and the Closing and (ii) to the extent and for so long as the beneficial ownership of the New Investors and their affiliates exceeds 10% of the outstanding Common Stock of the Company, after the Closing, and their representatives reasonable access during normal business hours to the offices, senior management, copies of requested documents of the Company and such additional information concerning the business and properties of the Company as the New Investors and their representatives may reasonably request. The Company shall instruct its employees, counsel (other than with respect to matters that could adversely affect the attorney-client privilege) and financial advisors to cooperate with the New Investors in their investigation of the business of the Company.

            (b) Between the date hereof and the Closing or the earlier termination of this Agreement as provided herein, the Company shall promptly (and in any event within two (2) Business Days after obtaining knowledge thereof) notify the New Investors of any action or event which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; provided that the New Investors acknowledge that such information provided by the Company constitutes material non-public information and that the New Investors have otherwise complied with the provisions of Section 10.3 with respect to the receipt of such information.

          SECTION 6.9 D&O Insurance. The Company shall use commercially reasonable efforts to maintain adequate directors' and officers' liability insurance with coverage and on terms and conditions no less advantageous than the current directors' and officers' liability insurance of the Company.

          SECTION 6.10 Directors. The Company shall take all actions necessary to facilitate the election of one director designated by the Maverick Parties and one director designated by the Prentice Parties to the Board of Directors of the Company within thirty (30) days of the Closing Date.

          SECTION 6.11 Standstill.

            (a) Each of the Soros Parties and the New Investors agree that they shall not, without the approval of a majority of the independent directors of the Company, directly or indirectly, (i) for a period of three years from the Closing Date, purchase or acquire, or agree to purchase or acquire, any shares of capital stock of the Company, including by means of a tender offer or "going private" transaction involving a merger; provided, however, that the foregoing restriction shall not apply to (w) any acquisition or purchase or deemed acquisition or purchase of capital stock of the Company upon exercise of any warrants or other securities convertible into capital stock of the Company held by or for the benefit of the Soros Parties outstanding on the Closing Date, (x) any purchase of shares in a Subsequent Financing pursuant to Section 6.12, (y) from and after the date which is eighteen months from the Closing Date, a purchase by the Maverick Parties or the Prentice Parties of shares of capital stock, up to their respective Share Cap, or (z) from and after the date which is eighteen months from the Closing Date, a purchase by the Soros Parties of shares of capital stock in an amount up to fifteen percent (15%) of the outstanding shares of Common Stock on the Closing Date, (ii) for a period of five years from the Closing Date, except as provided in the Voting Agreement or this Agreement, join a partnership, limited partnership, syndicate or other group within the meaning of Section 13(d) of the Exchange Act, including a group consisting of other New Investors for the purpose of acquiring, holding or voting any shares of capital stock of the Company, or (iii) for a period of three years from the Closing Date, seek to commence a proxy contest or other proxy solicitation for the purposes of modifying the composition of the Board.

            (b) The Soros Parties will not and shall cause their affiliates not to, prior to the date on which the Registration Statement has been declared effective by the Commission, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to Common Stock or any other security of the Company (other than (x) pursuant to a merger, consolidation, sale or other similar transaction involving the sale of 50% or more of the outstanding capital stock of the Company or (y) the lending of such Common Stock held in brokerage accounts for margin purposes), nor will the Soros Parties or any of their affiliates engage in any hedging or other similar transaction, which is designed to or could reasonably be expected to lead to or result in a sale, offer to sell, solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to Common Stock or any other security of the Company by any Soros Party or Person or entity affiliated with any Soros Party; provided, however, that the restrictions provided for in this Section 6.11(b) shall not apply to any exercise of any warrants or other securities convertible into capital stock of the Company held by or on behalf of the Soros Parties on the Closing Date to the extent that such exercise may otherwise be deemed a violation of such restrictions.

            (c) Each of the Soros Parties and the New Investors agrees that, for a period of six (6) months after the Closing Date, they shall not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to, any shares of capital stock of the Company (other than the lending of such shares held in brokerage accounts for margin purposes).

            SECTION 6.12 Right of First Refusal on Future Financings. From the date hereof until one year after the Closing Date, upon any financing by the Company of its Common Stock or Common Stock Equivalents (a "Subsequent Financing"), each New Investor and the Soros Parties shall have the right to participate in such Subsequent Financing as provided herein, subject to their respective Modified Share Cap. At least five (5) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each New Investor and the Soros Parties a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such New Investor and such Soros Party if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of a New Investor or Soros Party, and only upon a request by such New Investor or Soros Party, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Business Day after such request, deliver a Subsequent Financing Notice to such New Investor or Soros Party. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto. Each New Investor and Soros Party shall notify the Company by 6:30 p.m. (New York City time) on or prior to the fifth (5th) Business Day after their receipt of the Subsequent Financing Notice of its willingness to provide the Subsequent Financing on the terms described in the Subsequent Financing Notice, subject to their respective Modified Share Cap and the completion of mutually acceptable documentation. If one or more New Investors or Soros Parties shall fail to so notify the Company of their willingness to participate in the Subsequent Financing, the New Investors and the Soros Parties agreeing to participate in the Subsequent Financing (the "Participating Investors") shall have the right to provide all of the Subsequent Financing, to the extent not exceeding their respective Modified Share Cap. If one or more of the New Investors or the Soros Parties fail to notify the Company of their willingness to provide all of the Subsequent Financing and the Participating Investors do not agree to provide all of the Subsequent Financing, the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice; provided that the Company must provide the New Investors and the Soros Parties with a second Subsequent Financing Notice, and the New Investors and the Soros Parties will again have the right of first refusal set forth above in this Section 6.12, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Business Days after the date of the initial Subsequent Financing Notice with the Person identified in the Subsequent Financing Notice. In the event the Company receives responses to Subsequent Financing Notices from the New Investors or the Soros Parties seeking to purchase more than the financing sought by the Company in the Subsequent Financing, such New Investors and Soros Parties shall have the right to purchase, subject to their respective Modified Share Cap, their Pro Rata Portion (as defined below) of the Common Stock or Common Stock Equivalents to be issued in such Subsequent Financing. "Pro Rata Portion" is the ratio of
(x) the number of shares of Common Stock held by such New Investor or Soros Party as of the Closing Date (excluding shares of Common Stock underlying options, warrants or other convertible or exercisable securities) and (y) the total number of shares of Common Stock held by the New Investors and the Soros Parties as of the Closing Date (excluding shares of Common Stock underlying options, warrants or other convertible or exercisable securities). Notwithstanding anything to the contrary in the foregoing and for the avoidance of doubt, in no event shall any New Investor or Soros Party be entitled to purchase in a Subsequent Financing an amount in excess of their respective Modified Share Cap. Notwithstanding the foregoing, this Section 6.12 shall not apply in respect of the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (b) shares of Common Stock or options or warrants to consultants or other service providers of the Company in a transaction that is not for the purpose of providing financing to the Company, (c) shares of Common Stock pursuant to an underwritten public offering by the Company, and (d) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof.

          SECTION 6.13 Removal of Legends. Certificates evidencing Shares shall not be required to contain the legend in Section 5.4(a) or any other legend (i) while a registration statement (including the Registration Statement) covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Shares are eligible for sale under Rule 144(k) (to the extent that the applicable New Investor provides a certification or legal opinion to the Company to that effect), or (iv) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Commission). Following the Effective Date or at such earlier time as a legend is no longer required for certain Shares, the Company will no later than three (3) trading days following the delivery by a New Investor to the Company or its transfer agent (with notice to the Company) of a legended certificate representing such Shares deliver or cause to be delivered to such New Investor a certificate representing such Shares that is free from all restrictive and other legends. The

Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this
Section 6.13.

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

          SECTION 7.1 Conditions to Obligations of the New Investor. The obligations of the New Investors to consummate the transactions contemplated by this Agreement and the other Transaction Documents shall be subject to the satisfaction or waiver of each of the following conditions precedent on or prior to the Closing Date:

            (a) (i) The representations and warranties of the Company and the Soros Parties contained in this Agreement (A) that are not qualified by "materiality" or "material" or "Material Adverse Effect" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of that date and (B) that are qualified by "materiality" or "material" or "Material Adverse Effect" shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date and (ii) the covenants and agreements contained in this Agreement to be complied with by the Company and the Soros Parties on or before the Closing Date shall have been complied with in all material respects, and the New Investors shall have received a certificate of the Company and each Soros Party to such effect signed by a duly authorized officer thereof;

            (b) All consents, exemptions, authorizations, or other actions by, or notices to, or filings with Governmental Authorities and other Persons in respect of all requirements of Law which are necessary or required in connection with the execution, delivery or performance (including the issuance of the Shares) of this Agreement and each of the other Transaction Documents (other than those of which the failure to obtain could not reasonably be expected to have a Material Adverse Effect) shall have been obtained and be in full force and effect, and each of the New Investors shall have been furnished with appropriate evidence thereof;

            (c) No Action shall have been commenced by or before any Governmental Authority, and no Governmental Order shall exist, to set aside, restrain, enjoin or otherwise prevent the execution, delivery or performance of this Agreement or any other Transaction Document, or the consummation of the transactions contemplated hereby and thereby;

            (d) No event or events shall have occurred, which, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

            (e) The New Investors shall have received an opinion of Dechert LLP, counsel to the Company, in form and substance reasonably satisfactory to the New Investors and covering the matters set forth on Exhibit B;

            (f) The Conversion shall have been consummated concurrently with the Closing and each of the New Investors shall have been furnished with appropriate evidence thereof;

            (g) The Lenders Consent shall have been obtained and each of the New Investors shall have been furnished with appropriate evidence thereof;

            (h) A period of ten (10) calendar days after the date on which the Company gave the Series D Notice shall have expired;

            (i) A period of fifteen (15) calendar days after the date on which the Company gave notice to the Nasdaq Capital Market shall have expired, unless such period is shortened by the Nasdaq Capital Market;

            (j) The Company and the Soros Parties shall have made the deliveries required by Sections 2.3(a) and (b)(i) and (ii), respectively, and the Company shall have issued instructions for the payments to be made pursuant to Section 2.4 to be paid out of the proceeds of the sale of the Shares; and

            (k) Trading in the Common Stock shall not have been suspended by the Commission, the Nasdaq Capital Market or the Boston Stock Exchange (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on the Nasdaq Capital Market and the Boston Stock Exchange.

          SECTION 7.2 Conditions to Obligations of the Company and the Soros Parties. The obligation of the Company and the Soros Parties to consummate the transactions contemplated by this Agreement and the other Transaction Documents shall be subject to the satisfaction or waiver of each of the following conditions precedent on or prior to the Closing Date:

            (a) (i) The representations and warranties of the New Investors contained in this Agreement (A) that are not qualified by "materiality" or "material" or "Material Adverse Effect" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date and (B) that are qualified by "materiality" or "material" or "Material Adverse Effect" shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date and
(ii) the covenants and agreements contained in this Agreement to be complied with by the New Investors on or before the Closing Date shall have been complied with in all material respects, and the Company and the Soros Parties shall have received a certificate of the New Investors to such effect signed by a duly authorized officer thereof;

            (b) All consents, exemptions, authorizations, or other actions by, or notices to, or filings with Governmental Authorities and other Persons in respect of all requirements of Law which are necessary or required in connection with the execution, delivery or performance (including the issuance of the Shares) of this Agreement and each of the other Transaction Documents (other than those of which the failure to obtain could not reasonably be expected to have a Material Adverse Effect) shall have been obtained and be in full force and effect;

            (c) No Action shall have been commenced by or before any Governmental Authority (other than a shareholder litigation which is not reasonably likely to have a Material Adverse Effect), and no Governmental Order shall exist, to set aside, restrain, enjoin or otherwise prevent the execution, delivery or performance of this Agreement or any other Transaction Document, or the consummation of the transactions contemplated hereby or thereby;

            (d)     The New Investors shall have made the deliveries required by
Section 2.3(c); and

            (e) In the case of the Company's and the New Investors obligation to consummate the transactions contemplated by this Agreement and the other Transaction Documents, the Soros Parties shall have made the deliveries required by Section 2.3(b)(iii), (iv) and (v).

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a)     by the New Investors if, between the date hereof and the
Closing: (i) any representations and warranties of the Company or the Soros Parties contained in this Agreement (1) that are not qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct in all material respects when made or (2) that are qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct when made, (ii) the Company or the Soros Parties shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it and such default is not capable of being cured on or prior to July 20, 2006 or (iii) the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

            (b) by the Company or the Soros Parties if, between the date hereof and the Closing: (i) any representations and warranties of any New Investor contained in this Agreement (1) that are not qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct in all material respects when made or (2) that are qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct when made, or
(ii) any New Investor shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it and such default is not capable of being cured on or prior to July 20, 2006;

            (c) by any of the New Investors, the Company or the Soros Parties if the Closing shall not have occurred by July 20, 2006; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; and

            (d) by the mutual written consent of the New Investors, the Company and the Soros Parties.

          SECTION 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except with respect to Section 10.2, which shall survive any termination of this Agreement, and except that nothing herein shall relieve either party from liability for any breach of this Agreement.

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

          SECTION 9.1 Survival. The representations and warranties contained in Articles III, IV and V hereof shall survive the Closing and the delivery of the Shares. The covenants and agreements contained in this Agreement shall survive the Closing and remain in full force and effect until fully performed in accordance with their terms; provided, that the covenants in Section 6.8 and 6.9 shall survive only for so long as the New Investors and their affiliates beneficially own Common Stock representing more than 10% of the outstanding Common Stock of the Company, and shall be enforceable only by such New Investors who, together with their affiliates, own in excess of such amount; provided, further, that with respect to any of the Soros Parties and New Investors, the covenants in Section 6.11(a) shall survive only for so long as such Soros Party or New Investor, as applicable, beneficially owns more than 10% of the outstanding Common Stock of the Company, but such covenants shall be reinstated if such Soros Party or New Investor becomes the beneficial owner of 10% of the outstanding Common Stock of the Company for so long as such ownership remains above such threshold.

          SECTION 9.2 Indemnification.

            (a) The Company (the "Indemnifying Party") will indemnify and hold the New Investors and their directors, officers, shareholders, partners, members, managers, employees and agents (each, an "Indemnified Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Indemnified Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. If and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such losses permissible under applicable law.

            (b) Notwithstanding anything to the contrary otherwise contained herein, no party's obligations under this Article IX shall include any obligation to compensate for punitive damages. The aggregate liability of the Company for breaches of representations or warranties under Section 9.2(a) with respect to any Indemnified Party shall not exceed the purchase price of the Shares paid by the New Investor that is or is affiliated with such Indemnified Party.

          SECTION 9.3 Indemnification Procedure. The obligations and liabilities of the Indemnifying Party under Section 6.1(e) and this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in Section 6.1(e) and this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim promptly after the receipt by the Indemnified Party of such notice (which notice shall include the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises); provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under Section 6.1(e) and this Article IX except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under Section 6.1(e) and this Article IX. Upon written notice to the Indemnified Party within ten (10) days of the receipt of such notice, the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its or his expense and through counsel of its or his choice (which counsel shall be reasonably satisfactory to the Indemnified Party); provided, however, that, if there exists or is reasonably likely to exist, in the reasonable opinion of counsel to the Indemnified Party a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its or his own counsel in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to such Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses (including himself), records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party or the Indemnified Party on behalf of the other without the prior written consent of the other (which consent shall not be unreasonably withheld); provided, however, in the event that the Indemnified Party does not consent to any such settlement that would provide it with a full release from indemnified Loss and would not require it to take, or refrain from taking, any action, the Indemnifying Party's liability for indemnification shall not exceed the amount of such proposed settlement. The Indemnified Party will refrain from any act or omission that is inconsistent with the position taken by the Indemnifying Party in the defense of a Third Party Claim unless the Indemnified Party determines that such act or omission is reasonably necessary to protect its own interest.

                                    ARTICLE X
                                  MISCELLANEOUS

          SECTION 10.1 Expenses. The Company shall reimburse (i) the Maverick Parties for up to $125,000 of their reasonable legal fees and expenses, (ii) the Prentice Parties for up to $125,000 of their reasonable legal fees and expenses, and (iii) the Soros Parties for up to $125,000 of their reasonable legal fees and expenses incurred in connection with the negotiation of this Agreement, the other Transaction Documents, the filings required to be made in connection with the transactions contemplated hereby and thereby and the review of the Registration Statement (the "Transaction Expenses"), subject to the receipt of appropriate supporting documentation and the receipt of all amounts owed by the New Investors hereunder. Except as provided above, all costs and expenses, including, without limitation, fees and disbursements of counsel, incurred in connection with the negotiation, execution and delivery of this Agreement and its related documents shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          SECTION 10.2 Publicity. The Company shall, prior to 9:00 a.m., EST, on the first Business Day following the date hereof, issue a press release announcing the execution of this Agreement (which press release shall be subject to the reasonable approval of the New Investors and the Soros Parties) and shall, within four (4) Business Days of the execution of this Agreement and within four (4) Business Days of the Closing Date, file with the Commission Current Reports on Form 8-K announcing the execution of this Agreement and the consummation of the transactions contemplated hereby, respectively. Except as set forth above or as may be required by applicable Law or the rules of any securities exchange or market on which securities of the Company are traded, (including, the obligation of the Soros Parties to file amendments to their Schedule 13D, Form 3 or Form 4 promptly after the date hereof) no party hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement and the transactions contemplated hereby, without prior approval of the others; provided, however, that nothing in this Agreement shall restrict any party from disclosing such information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena (provided that the disclosing party will use commercially reasonable efforts to notify the other parties in advance of such disclosure under this clause (b) so as to permit the non-disclosing parties to seek a protective order or otherwise contest such disclosure, and the disclosing party will use commercially reasonable efforts to cooperate, at the expense of the non-disclosing parties, in pursuing any such protective order) or (c) in connection with any litigation involving disputes as to the parties' respective rights and obligations hereunder.

          SECTION 10.3 Non-Public Information. The Company covenants and agrees that, except as otherwise contemplated by the Transaction Documents and except the supply of information to the members of the Board of Directors of the Company designated by the Maverick Parties and the Prentice Parties in their capacities as directors of the Company, neither it nor any other Person acting on its behalf will provide any New Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless such New Investor shall have indicated that it desires to receive material non-public information and written agreement regarding the confidentiality and use of such information shall then be in effect. The Company understands and confirms that each New Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

          SECTION 10.4 Sales and Confidentiality After The Date Hereof. The New Investors will not, prior to the Closing, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), the Common Stock, nor will the New Investors engage in any hedging or other similar transaction, which is designed to or could reasonably be expected to lead to or result in a Disposition of Common Stock by any New Investor or person or entity affiliated with any New Investor. Such prohibited hedging or similar transaction would include, without limitation, effecting any short sale or having in effect a short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the common stock or with respect to any security (other than a broad-based market basket or index) that includes, relates or derived any significant part of its value from the Common Stock. Notwithstanding the foregoing, no New Investor makes any representation, warranty or covenant hereby that it will not engage in short sales in the securities of the Company after the Closing Date, provided that all such transactions will comply with all applicable securities laws. Notwithstanding the foregoing, in the case of a New Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such New Investor's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such New Investor's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

          SECTION 10.5 Entire Agreement. This Agreement, the Voting Agreement and the other Transaction Documents constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

          SECTION 10.6 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, that, each New Investor shall have the right to assign this Agreement to an affiliate of such New Investor without the consent of the other parties; provided further, that: (a) the Shares may be transferred (i) pursuant to the Registration Statement or (ii) in accordance with the legend set forth in
Section 5.4(a) (it being acknowledged and agreed that no opinion of counsel needs to be furnished by the New Investors in connection with a transfer pursuant to Rule 144(k)). This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

          SECTION 10.7 Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties against whom such amendment or modification is sought to be enforced.

          SECTION 10.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

          SECTION 10.9 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To the Company:             Bluefly, Inc.
                            42 West 39th Street, 9th Floor
                            New York, New York 10018
                            Facsimile: (212) 354-3400
                            Attention: Patrick Barry
                                       Chief Financial Officer and
                                       Chief Operating Officer

                            With a copy (which shall not constitute notice) to:

                            Dechert LLP
                            30 Rockefeller Plaza
                            New York, New York 10112
                            Facsimile: (212) 698-3599
                            Attention: Richard A. Goldberg, Esq.

To the Soros Parties:       c/o Soros Fund Management LLC
                            888 Seventh Avenue
                            New York, New York 10106
                            Facsimile: (646) 731-5584
                            Attention: Jay Schoenfarber

                            With a copy (which shall not constitute notice) to:

                            Paul, Weiss, Rifkind, Wharton & Garrison
                            1285 Avenue of the Americas
                            New York, New York 10019

                            Attention: Paul D. Ginsberg, Esq.
                            Facsimile: (212) 757-3990

To the Maverick Parties:    Maverick Fund USA, Ltd.
                            Maverick Fund, L.D.C.
                            Maverick Fund II, Ltd.
                            c/o Maverick Capital, Ltd.
                            300 Crescent Court, 18th Floor
                            Dallas, Texas 75201
                            Facsimile:  (212) 880-4042
                            Attention:  General Counsel

                            With a copy (which shall not constitute notice) to:

                            Shearman & Sterling
                            599 Lexington Avenue
                            New York, NY  10022
                            Facsimile:  (646) 848-8902
                            Attention: Stephen M. Besen, Esq.

To the Prentice Parties:    Prentice Capital Management, L.P.
                            623 Fifth Avenue, 32nd Floor
                            New York, New York 10022
                            Facsimile: (212) 756-1471
                            Attention: Mathew B. Hoffman

                            With a copy (which shall not constitute notice) to:

                            Schulte Roth & Zabel, LLP
                            919 Third Avenue
                            New York, New York 10022
                            Facsimile: (212) 593-5955
                            Attention: Eleazer N. Klein, Esq.

          SECTION 10.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          SECTION 10.11 Governing Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any federal court sitting in the City of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 10.12 Further Assurances. The parties agree to execute such other documents and take or cause to be taken all such other actions, including, in their capacity as a stockholder of the Company, the voting of securities held by them or the execution of any written consent in lieu thereof, that may hereafter be required by any third party, including any regulatory authority, stock exchange or self-regulatory organization, to give effect to and/or approve the transactions contemplated hereby.

          SECTION 10.13 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and effect as an original signature on this Agreement.

          SECTION 10.14 Independent Nature of Investors' Obligations and Rights. The obligations of each New Investor under any Transaction Document are several and not joint with the obligations of any other New Investor, and no New Investor shall be responsible in any way for the performance of the obligations of any other New Investor under any Transaction Document. The decision of each New Investor to purchase Shares pursuant to the Transaction Documents has been made by such New Investor independently of any other New Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other New Investor or by any agent or employee of any other New Investor, and no New Investor and any of its agents or employees shall have any liability to any other New Investor (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any party hereto pursuant thereto, shall be deemed to constitute the New Investors and the Soros Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the New Investors and the Soros Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each New Investor acknowledges that no other New Investor has acted as agent for such New Investor in connection with making its investment hereunder and that no New Investor will be acting as agent of such New Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each New Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other New Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the New Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple purchasers and not because it was required or requested to do so by any New Investor. Each New Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

          SECTION 10.15 Specific Performance. Each of the parties hereto, in addition to being entitled to exercise all of its rights hereunder, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          SECTION 10.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof but prior to the Closing Date, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.

                                         BLUEFLY, INC.

                                         By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                         QUANTUM INDUSTRIAL PARTNERS LDC

                                         By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                         SFM DOMESTIC INVESTMENTS LLC

                                         By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                         MAVERICK FUND USA, LTD

                                         By: MAVERICK CAPITAL, LTD.,
                                         as its Investment Manager


                                         By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                         MAVERICK FUND L.D.C.

                                         By: MAVERICK CAPITAL, LTD.,
                                         as its Investment Manager


                                         By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                         MAVERICK FUND II, LTD

                                         By: MAVERICK CAPITAL, LTD.,
                                         as its Investment Manager


                                         By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                         PRENTICE-BLUEFLY, LLC

                                         By: PRENTICE CAPITAL MANAGEMENT, LP,
                                         as its Manager


                                         By:
                                               ---------------------------------
                                               Name:
                                               Title: